Exhibit 10.5

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT dated as of February 11, 2021 (the “Security Agreement” or this “Agreement”), is executed and delivered by WB PROPCO, LLC (“WB Propco”), WB 638 SIENA, LLC (“WB Siena”), and WB 642 ST. CLOUD, LLC (“WB St. Cloud”), each a Delaware limited liability partnership (each a “Borrower” and collectively the “Borrowers”), jointly and severally, whose mailing address is at 14140 Ventura Boulevard, Suite 302, Sherman Oaks, California 91423, to and in favor of CITY NATIONAL BANK OF FLORIDA, whose address is 100 S.E. 2nd Street, 13th Floor, Miami, Florida 33131 (“Lender”).

R E C I T A L S:

A.          WB Propco and its Affiliate, WB 141 S. Carolwood, LLC (“WB Carolwood”), as co-Borrowers, and WWDE as Guarantor, and Lender, entered into a Loan and Security Agreement dated as of June 19, 2020 (the “Base Agreement”). Pursuant to the Base Agreement, Lender made a revolving line of credit available to the Borrowers identified therein in an aggregate principal amount of up to $25,000,000; subject to the Loan Availability Amount (the “Loan”). The Borrowers’ joint and several liability for the Loan are further evidenced by the Note and the other Loan Documents. The Loan was secured initially by the Trust Deed encumbering the Carolwood Property and all of the Collateral.

B.          WB Carolwood sold and conveyed the Carolwood Property to a third-party purchaser. In connection therewith, the Carolwood Property has been released as a Trust Property, and WB Carolwood has been released as a co-Borrower pursuant to Section 2.8 (c) of the Base Agreement, and as further evidenced by and provided for in an Agreement and Amendment to Loan and Security Agreement dated December 18, 2020, between WB Propco, WB Carolwood, Guarantor and Lender (“First Amendment”).

C.          Pursuant to Sections 2.1 (c) and 2.8 of the Base Agreement, and Section 7 of the First Amendment, WP Propco elected to cause its Affiliates, WB Siena and WB St. Cloud, to join in and assume the Loan as new co-Borrowers, and for the respective Additional Properties owned by WB Siena and WB Propco, respectively, to become Trust Properties as more fully provided for in and evidenced by that certain Assumption Agreement and Joinder dated the date hereof among the Borrowers and Lender and joined in by Guarantor (“Joinder #1”).

D.          In connection with the transactions effectuated pursuant to Joinder #1, Lender requires Borrowers to enter into this Agreement (together with other Loan Documents) in order to secure Borrowers’ joint and several obligations in respect of the Loan (as amended) and related financial accommodations.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrowers, jointly and severally, and the Lender hereby agree as follows:

A G R E E M E N T S:

Section 1             DEFINITIONS.

1.1       Defined Terms. As used herein, the “Loan Agreement” shall mean the Base Agreement, as amended and supplemented by the First Amendment and by Joinder #1. Capitalized terms used herein without otherwise being defined herein shall have the meanings given to them in the Loan Agreement. All other capitalized words and phrases used herein and not otherwise specifically defined herein or in the Loan Agreement shall have the respective meanings assigned to such terms in the UCC, as the context may require. Without limiting the generality of the foregoing, the following terms shall have the meanings given to them in the UCC: Account, Account Debtor, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Security, Securities Account, and Software.

1.2         Other Interpretive Provisions.

(a)        The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa.

(b)         Section and Schedule references are to this Security Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.

(c)          The term “including” is not limiting, and means “including, without limitation”.

(d)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)         Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)          To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Security Agreement, the provisions of the Loan Agreement shall govern.

(g)         This Security Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2             SECURITY FOR THE OBLIGATIONS.

2.1       Security for Obligations. For value received and as security for the full and timely payment and performance of the Obligations, Borrowers jointly and severally do hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority Lien and security interest in and to any and all right, title and interest of any or all personal property of the respective Borrowers, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which personal property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)          all personal property of, or for the account of, the Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Lender or any agent or bailee for the Lender or any parent, affiliate or subsidiary of the Lender or any participant with the Lender in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith, including all depository accounts established at the Lender in Borrower’s name, and the funds on deposit therein from time to time, and the products and proceeds of or deriving from all of the foregoing, including the proceeds of insurance thereon;

(b)          the additional personal property of the Borrower comprising the Collateral as described in the Loan Agreement, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the respective Borrower's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, including, without limitation, Borrower’s rights, title and interests in and to the following, now existing or hereafter created or arising, and including after-acquired properties:

(i)          All Accounts and all Goods whose sale, lease or other disposition by the Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrower, or rejected or refused by an Account Debtor;

(ii)         All Inventory, including raw materials, work-in-process and finished goods;

(iii)        All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)        All Software and computer programs;

(v)         All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi)       All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

(vii)       All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards. Notwithstanding the foregoing, the “Collateral” shall not include any Excluded Property.

2.2         Possession and Transfer of Collateral. Until an Event of Default has occurred hereunder and except during the continuance thereof, the respective Borrowers shall be entitled to possession or use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities, and other Collateral required to be delivered to the Lender pursuant to this Section 2); subject, however, to the provisions of the Loan Agreement relative to the Control Accounts and funds on deposit therein.

2.3         Financing Statements. Borrowers authorize and authenticate (to the extent necessary) such financing statements, amendments and other documents and do such acts as the Lender deems reasonably necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Lender, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Borrowers hereby irrevocably authorize the Lender at any time, and from time to time, to file in any jurisdiction necessary for perfection of the security interests granted hereunder any initial financing statements and amendments thereto or continuations thereof 1that (a) indicate the Collateral (i) is comprised of all assets of the Borrowers or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the UCC regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any Organizational Identification Number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. In addition, Borrower shall make appropriate entries on its books and records disclosing the security interests of the Lender, for its own benefit and as agent for its Affiliates, in the Collateral.

2.4         Preservation of the Collateral. The Lender may, but is not required, after the occurrence and continuance of an Event of Default, to take such actions from time to time as the Lender reasonably deems appropriate, consistent with the Loan Documents and/or applicable law, to maintain or protect the Collateral. The Lender shall have exercised reasonable care in the custody and preservation of the Collateral if the Lender takes such action as Borrowers’ Representative shall reasonably request in writing which is not inconsistent with the Lender's status as a secured party, but the failure of the Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Lender's responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender ordinarily accords its own property or the property of others of a similar nature, and (ii) not extend to matters beyond the reasonable control of the Lender, including acts of God, war, insurrection, riot or governmental actions. In addition to the foregoing, any failure of the Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Borrower and the Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, Borrowers represent to and covenant with the Lender that Borrowers have made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Borrowers agree that the Lender shall have no responsibility or liability for informing Borrowers of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5         Other Actions as to any and all Collateral. Borrowers further agree to take any other action reasonably requested by the Lender to ensure the attachment, perfection and first priority (subject to any Permitted Liens) of, and the ability of the Lender to enforce, the security interest of the Lender, for its own benefit and as agent for its Affiliates, in any and all of the Collateral including (a) causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interest of the Lender, for its own benefit and as agent for its Affiliates, in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interest of the Lender, for its own benefit and as agent for its Affiliates, in such Collateral, and (c) taking all actions required or allowed by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction. Borrowers further agree to indemnify and hold the Lender harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral.

2.6         Commercial Tort Claims. If Borrowers shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to be in excess of $250,000, Borrower’s Representative shall promptly notify the Lender in writing signed by the Borrowers’ Representative of the details thereof and grant to the Lender, for its own benefit and as agent for its Affiliates, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance reasonably satisfactory to the Lender, and shall execute any amendments hereto deemed reasonably necessary by the Lender to perfect the security interest of the Lender, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

Section 3             REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender to make the Loan, the respective Borrowers make the following representations and warranties to the Lender, as of the date hereof. Borrowers may update representations from time to time as provided under the Loan Agreement.

3.1         Organization and Name. Each Borrower is a limited liability company, duly organized and in current active status under the laws of the State of Delaware, and each is qualified to do business in the State of California. The exact legal name of each Borrower is as set forth in the first paragraph of this Security Agreement, and the Borrowers currently do not conduct, nor during the last five (5) years have either conducted, business under any other name or trade name.

3.2         Authorization.   Each Borrower has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement.

3.3        Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of each Borrower and the Borrowers jointly and severally, enforceable against Borrowers in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

3.4       Consent; Absence of Breach. Except for any failure that could not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by the Borrowers in connection herewith, do not and will not violate any Governmental Requirement, or any provision of each Borrower’s Governing Documents, and do not and will not result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower (except as provided in the Loan Documents) pursuant to, any law, regulation, instrument or agreement to which Borrower is a party or by which Borrower or its properties may be subject or bound, other than Liens in favor of the Lender created pursuant to this Security Agreement.

3.5       Ownership of Collateral; Liens. To each Borrower’s knowledge, Borrower is the owner or has other assignable rights in all of the Collateral owned or held by it, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

3.6        Security Interest. This Security Agreement creates a valid security interest in favor of the Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Lender or delivery of such Collateral to the Lender, shall constitute a valid, perfected, first-priority security interest (subject to Permitted Liens) in such Collateral to the extent a security interest in such Collateral may be perfected under Article 9 of the UCC.

3.7       Place of Business. The principal place of business and books and records of Borrowers is set forth in the preamble to this Security Agreement.

3.8         Complete Information. All information furnished to Lender under this Security Agreement, taken as a whole, is and will be true, correct and complete in all material respects.

Section 4             AFFIRMATIVE COVENANTS.

4.1         Borrower Existence. Borrowers shall at all times preserve and maintain their (a) existence and good standing in the jurisdiction of their organization, and (b) qualification to do business and good standing in each jurisdiction where the nature of their business makes such qualification necessary (other than such jurisdictions, in each case, in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

4.2        Compliance with Laws. Borrowers shall comply promptly, in all material respects, with all material laws, rules, regulations, decrees, orders, judgments, licenses and permits applicable to the Collateral or to the primary use thereof, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

4.3        Payment of Taxes and Liabilities. Borrowers will pay and discharge all of their respective Taxes prior to the date on which such Taxes become delinquent or any penalties attach thereto, except and to the extent only that such Taxes are (a) being Properly Contested or (b) (i) do not exceed $100,000 in the aggregate at any time outstanding, and (ii) to the extent resulting in a Lien attaching to any Collateral, such Lien is promptly bonded and removed or satisfied within 60 days of being imposed.

4.4         Maintain Insurance. Borrowers shall maintain insurance coverages as provided in the Loan Agreement.

Section 5             DEFAULT; REMEDIES.

Upon the occurrence and during the continuation of an Event of Default, the Lender shall have all rights, powers and remedies set forth in this Security Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at applicable law or in equity. Without limiting the generality of the foregoing, the Lender may, at its option upon the occurrence and during the continuation of an Event of Default, with notice to the Borrowers’ Representative, declare any commitments to Borrowers (if any) to be terminated and all Obligations to be immediately due and payable, or, to the extent provided in the Loan Documents, all commitments of the Lender to Borrowers (if any) shall immediately terminate and all Obligations shall be automatically due and payable. Except as otherwise expressly provided in any of the other Loan Documents, Borrowers hereby consent to, and waives notice of release, with or without consideration, of any Collateral.

In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default:

5.1        Possession and Assembly of Collateral. The Lender may exercise any or all of its rights and remedies under the Uniform Commercial Code-Secured Transactions as adopted by the State of Florida or the State of Delaware, or other applicable law (including, without limitation, remedies in respect of the Collateral, including the right to require the Borrowers at the Lender's request, to assemble the Collateral, at the Borrowers’ sole expense, and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient to the Lender and Borrowers’ Representative.

5.2        Sale of Collateral. The Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Lender may deem proper, and the Lender may purchase any or all of the Collateral at any such public sale in accordance with the terms of Article 9 of the UCC. Borrowers acknowledge that the Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Borrowers consent to any such private sale so made even though at places and upon terms less favorable than if the Collateral was sold at public sale. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender may apply the net proceeds, after deducting all reasonable costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Borrowers. Borrowers shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Lender at least (30) calendar days before the date of such disposition. To the maximum extent permitted by applicable law, Borrowers hereby confirm, approve and ratify all acts and deeds of the Lender relating to the foregoing in exercising its remedies under the Loan Documents upon the occurrence and during the continuation of an Event of Default, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral carried out in accordance with the terms and provisions of the Loan Documents in exercising its remedies under the Loan Documents upon the occurrence and during the continuation of an Event of Default. Borrowers expressly absolve the Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Security Agreement.

5.3      Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, Borrowers acknowledge and agree that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this section is to provide non- exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender's exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrowers or to impose any duties on the Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this section.

5.4        UCC and Offset Rights. The Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between the Borrowers and the Lender, and may, except as otherwise expressly provided in the Loan Documents, without demand or notice of any kind, appropriate and apply toward the payment of such of the matured Obligations, including costs of collection and attorneys' and paralegals' fees, and in such order of application as the Lender may, from time to time, elect, any indebtedness of the Lender to the Borrowers, however created or arising, including balances, credits, deposits, accounts or moneys of the Borrowers in the possession, control or custody of, or in transit to the Lender. The Borrowers hereby waive the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Lender to the Borrowers.

5.5         Additional Remedies. The Lender shall have the right and power to:

(a)        instruct Borrowers, at their own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to the Lender of any amounts due or to become due thereunder, or, the Lender may directly notify such obligors of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such obligors to make payment to the Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)         enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)          take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)       extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e)          grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f)          transfer the whole or any part of securities which may constitute Collateral into the name of the Lender or the Lender's nominee with disclosing that such securities so transferred are subject to the security interest of the Lender;

(g)          make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; and

(h)          at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or the Lender's rights hereunder, under the Obligations.

5.6        Attorney-in-Fact. Borrowers hereby irrevocably make, constitute and appoint the Lender (and any officer of the Lender or any Person designated by the Lender for that purpose) as Borrowers’ true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrowers’ name, place and stead, with full power of substitution until the repayment in full of the Obligations and the termination of the Loan Documents, to (i) file such financing statements and execute such other documents as are required to perfect the Lender's security interest in the Collateral and (ii) to do the following in carrying out any remedy provided for in this Security Agreement: endorsing Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrowers, changing the address of Borrowers to that of the Lender, opening all envelopes addressed to a Borrower and applying any payments contained therein to the Obligations. Borrowers hereby acknowledge that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable until the repayment in full of the Obligations and the termination of the Loan Documents. Borrowers hereby ratify and confirm all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement; provided, however, the Lender shall not make or execute any such documents under such power until 10 Business Days after notice has been given to Borrowers by the Lender of Lender’s intent to exercise its rights under such power.

5.7         No Marshaling. The Lender shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that they lawfully may, Borrowers hereby agree that they will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender's rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that they lawfully may, Borrowers hereby irrevocably waive the benefits of all such laws.

5.8         Application of Proceeds. After the occurrence and continuation of any Event of Default, any proceeds of any disposition by the Lender of all or any part of the Collateral may be first applied by the Lender to the payment of expenses incurred by the Lender in connection with the Collateral, including Loan Costs comprising reasonable and documented attorneys’ fees and expenses, as provided for in Section 6.13 hereof.

5.9       No Waiver. No Event of Default shall be waived by the Lender except in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.

Section 6             MISCELLANEOUS.

6.1        Entire Agreement.   This Security Agreement and the other Loan Documents (i) are valid, binding and enforceable against Borrowers and the Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Borrowers and the Lender. No promises, either expressed or implied, exist between Borrowers and the Lender, unless contained herein or therein. This Security Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents. This Security Agreement supersedes and replaces the Security Agreement executed and delivered by WB Propco and WB Carolwood in connection with the initial closing of the Loan. This Security Agreement and the other Loan Documents are the result of negotiations among the Lender, Borrowers and Guarantor, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Security Agreement and the other Loan Documents shall not be construed more strictly against the Lender merely because of the Lender's involvement in their preparation.

6.2        Amendments; Waivers. No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.3     WAIVER OF DEFENSES. BORROWERS WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWERS MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS SECURITY AGREEMENT; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE DEEMED A WAIVER BY BORROWERS OF ANY BORROWER’S RIGHT TO ASSERT ANY COMPULSORY COUNTERCLAIM OR THE GOOD FAITH DENIAL OF FACTS ALLEGED BY THE HOLDER OF THE LOAN DOCUMENTS OR THE GOOD FAITH ASSERTION OF DEFENSES IN ANY ACTION OF PROCEEDING BROUGHT BY THE HOLDER OF THE LOAN DOCUMENTS, NOR SHALL THE PROVISIONS OF THIS SECURITY AGREEMENT BE DEEMED A WAIVER OF BORROWERS’ RIGHT TO ASSERT ANY CLAIM WHICH CONSTITUTES A SET-OFF, DEFENSE, CAUSE OF ACTION RECOUPMENT, COUNTERCLAIM OR CROSS-CLAIM OF ANY NATURE WHATSOEVER AGAINST LENDER IN ANY SEPARATE ACTION OR PROCEEDING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

6.4      FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF MIAMI-DADE COUNTY, THE STATE OF FLORIDA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA; PROVIDED THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF MIAMI-DADE COUNTY, STATE OF FLORIDA AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED BY APPLICABLE LAW. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.5     WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER AND THE DEBTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

6.6        Assignability. This Agreement shall inure to the benefit of and be binding on the parties hereto and their heirs, legal representatives, successors and assigns; but nothing herein shall authorize the assignment hereof by the Borrowers. Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, the Loan and Loan Documents (together with its rights and remedies under the Loan Documents) in connection with an assignment of, or granting of a participation interest in, the Loan, in each case with Borrowers’ prior consent, which consent shall not be unreasonably withheld; provided that Lender’s participant(s) or assignee(s) shall be federally regulated banks or financial institutions in good standing as such, and not be competitors of Borrowers or the Guarantor, and shall not be a restricted person under federal anti-terrorism laws.

6.7      Binding Effect. This Security Agreement shall become effective upon execution by the Borrower and the Lender of the Security Agreement and the other Loan Documents. If this Security Agreement is not dated when executed by the Borrowers, the Lender is hereby authorized, without notice to the Borrowers, to date this Security Agreement as of the date when it was executed by the Borrowers.

6.8       Governing Law. This Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Florida (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

6.9        Enforceability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.10       Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this Security Agreement and in the performance and observance by the Borrowers of each covenant, agreement, provision and term of this Security Agreement.

6.11       Counterparts; Facsimile Signatures. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement. Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall be deemed to be originals thereof.

6.12      Notices. All notices from the Borrowers to the Lender and the Lender to Borrowers required or permitted by any provision of this Security Agreement shall be delivered in accordance with Section 8.11 of the Loan Agreement (and any party may designate a change of address as provided therein).

6.13       Costs, Fees and Expenses. Borrowers shall pay or reimburse the Lender, as provided in the Loan Agreement, for all Loan Costs incurred by the Lender in connection with the consummation of this Security Agreement or for which the Lender becomes obligated in connection with the enforcement of this Security Agreement; provided, however, such costs shall not include costs incurred by the Lender prosecuting, or defending, an action against, or by, Borrowers until such time as a final court of competent jurisdiction has held such action to be in favor of Lender.

(Signatures on following page)

IN WI1NESS WHEREOF, Borrowers, jointly and severally, and the Lender, each has executed and delivered this Security Agreement as of the date first above written.

BORROWERS:

WB PROPCO, LLC, a Delaware limited liability company

CITY NATIONAL BANK OF FLORIDA

By:
Name:
Title:

[Signature Page to Amended and Restated Security Agreement]

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:	/s/ DAVID POLLO
Name:	DAVID POLLO
Title:	AVP

(Signature Page to Amended and Restated Security Agreement)